Exhibit 12(a)

                                  OFFER LETTER
                   TO HOLDERS OF IR BIOSCIENCES HOLDINGS, INC.
                         COMMON STOCK PURCHASE WARRANTS



                                                January 24, 2005
                                                  amended as of
                                                February 11, 2005

         In compliance with Rule 13e-4 of the Securities Exchange Act of 1934, as amended (the "Act"), the Board of Directors of IR Biosciences Holdings, Inc. (the "Company"), is offering (the "Offer") to the holders of 13,780,449 common stock purchase warrants (the "Warrants"), which were issued by the Company in October 2004 (i) pursuant to a private placement transaction (the "Private Placement"); and (ii) to certain creditors and note holders of the Company pursuant to the terms of settlement agreements or previously issued convertible promissory notes:

         o To temporarily reduce the exercise price of the Warrants from $0.50 to $0.20 per share; and

         o The reduction in the exercise price will commence on the date the materials relating to the Offer are first sent to the holders, which is January 24, 2005, through February 22, 2005 at 9:00 a.m., Pacific Standard Time, when the Offer shall be terminated and the per share exercise price shall revert to the current price of $0.50.

         A detailed discussion of the Offer is contained in this Offer Letter to Warrant Holders. The Company will accept for exercise all Warrants validly tendered and not withdrawn, upon the terms of the Offer and the Letter of Transmittal.

                       ----------------------------------

                                    IMPORTANT

         Any holder of a Warrant desiring to exercise all or any portion of his or her Warrants should complete and sign the Letter of Transmittal, or a photocopy thereof in accordance with the instructions in the Letter of Transmittal, and mail or deliver it to the Company, along with certificates for the Warrants.



                        --------------------------------

         NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF A WARRANT AS TO WHETHER TO EXERCISE ALL OR ANY WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO EXERCISE WARRANTS AND, IF SO, HOW MANY WARRANTS TO EXERCISE.

                        --------------------------------

         The Company's common stock is approved for quotation on the NASD OTC Bulletin

Board under the symbol "IRBO". THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

                         ------------------------------

         Questions or requests for assistance or for additional copies of this Offer, the Letter of Transmittal or other materials may be directed to Michael Wilhelm, Chief Executive Officer, or John Fermanis, Chief Financial Officer, at IR Biosciences Holdings, Inc., 4021 N. 75th Street, Suite 201, Scottsdale, Arizona 85251, Telephone Number (480) 922-3926.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER HOLDERS SHOULD EXERCISE WARRANTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.



                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
Summary....................................................................  3
Introduction...............................................................  4
The Offer..................................................................  5
   1.  General Terms.......................................................  5
   2.  Procedure for Tendering Warrants....................................  5
   3.  Withdrawal Rights...................................................  6
   4.  Acceptance for Exercise of Warrants
        And Issuance of Shares.............................................  7
   5.  Restrictions on Transferability.....................................  7
   6.  Background and Purpose of the Offer.................................  8
   7.  Source and Amount of Funds..........................................  9
   8.  Transaction and Agreements Concerning Warrants......................  9
   9.  Financial Information Regarding the Company......................... 13
   10. Extension of Tender Period; Amendment; No Conditions................ 17
   11. Miscellaneous....................................................... 17
Letter of Transmittal...................................................... 19

                                     Summary
                                     -------

         This general summary is provided solely for the convenience of holders of Warrants and is qualified in its entirety by reference to the full text of and the more specific details contained in this Offer and the related Letter of Transmittal and any amendments hereto and thereto. Capitalized terms used in this summary without definition shall have the meaning ascribed to such terms in this Offer.

The Company ...............IR Biosciences Holdings, Inc., a Delaware
                           corporation, with principal executive offices at 4021
                           N. 75th Street, Suite 201, Scottsdale, Arizona 85251.



The Warrants ..............Warrants issued in October 2004 by the Company (i)
                           pursuant to a private placement transaction as parts of Units consisting of the Company's common stock, $0.001 par value per share (the "Common Stock") and Warrants; and (ii) to certain creditors and note holders of the Company pursuant to the terms of settlement agreements or previously issued convertible promissory notes. The initial closing of the private placement transaction occurred on October 13, 2004 and the second closing occurred on October 26, 2004. The Company will accept for exercise Warrants validly tendered pursuant to the Offer.

Exercise Price ............The purchase price per share will be $0.20 for the
                           Warrants. Each Holder desiring to exercise a Warrant must specify in the Letter of Transmittal the number of Warrants being exercised to have his or her tender accepted by the Company.

Expiration Date of Offer ..February 22, 2005, at 9:00 a.m., Pacific Standard
                           Time, unless extended by the Company.

How to Tender Warrants ....See Section 2. For further information, call John
                           Fermanis, the Chief Financial Officer of the Company, at (480) 922-3926.

Payment Upon Exercise .....The exercise price of the Warrant is payable only by check or immediately available funds and must accompany the Letter of Transmittal.

Withdrawal Rights .........Tendered Warrants may be withdrawn at any time during which the Offer remains open, including during any extension. See Section 3.



Purpose of Offer ..........The exercise of the Warrants will assist the Company in raising capital by providing holders with an incentive to exercise their Warrants. The Company anticipates that it will use the proceeds resulting from the exercise of the Warrants for general corporate purposes.

Market Price of
the Warrants ..............The Company's common stock is approved for quotation on the NASD OTC Bulletin Board under the symbol "IRBO". THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

Restrictions on
Transferability ...........Shares of the common stock of the Company acquired upon the exercise of the Warrants are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the "Securities Act") and such laws pursuant to registration or exemption therefrom.

Further Information .......Questions or requests for assistance or for additional copies of this Offer, the Letter of Transmittal or other materials may be directed to Michael Wilhelm, Chief Executive Officer, or John Fermanis, Chief Financial Officer, at IR Biosciences Holdings, Inc., 4021 N. 75th Street, Suite 201, Scottsdale, Arizona 85251, Telephone Number (480) 922-3926.

                                  Introduction
                                  ------------

         The Board of Directors of IR Biosciences Holdings, Inc. has decreased the exercise price for the Warrants for a limited period of time, upon the terms set forth herein and in the related Letter of Transmittal (which together constitute the "Offer"). The Warrants currently have an exercise price of $0.50 per share. The Board of Directors of the Company is proposing to decrease the exercise, subject to the terms set forth below, to $0.20 per share.

         This Offer will commence as of January 24, 2005 and terminate at 9:00 a.m. Pacific Standard Time, on February 22, 2005. ON THE EXPIRATION DATE OF THE EXERCISE OFFER, THE EXERCISE PRICE OF THE WARRANTS NOT EXERCISED WILL BE RESTORED TO THE CURRENT AMOUNT OF $0.50 AND THE OFFER WILL NO LONGER BE AVAILABLE TO BE ACCEPTED.



         As of the date hereof, the Company has 13,780,449 Warrants outstanding that are subject to the Offer. The Warrants were issued in October 2004 by the Company (i) pursuant to the Private Placement, and (ii) to certain creditors and note holders of the Company pursuant to the terms of settlement agreements or previously issued convertible promissory notes. 10,102,432 of the Warrants expire on October 13, 2009 and 3,678,017 of the Warrants expire on October 26, 2009.

         The Company's common stock is approved for quotation on the NASD OTC Bulletin Board under the symbol "IRBO". THE EXISTING WARRANTS ARE NOT LISTED FOR TRADING AND NO MARKET EXISTS FOR SAID WARRANTS.

                                    The Offer
                                    ---------

1.       General Terms
         -------------

         Subject to the terms of the Offer, the Company is seeking the exercise of the Warrants pursuant to the Offer by offering the holders of the outstanding Warrants the option to exercise the Warrants at a reduced exercise price of $0.20 per share.

PERIOD OF OFFER

         The Offer will only be open for a period beginning on January 24, 2005 and ending at 9:00 a.m., Pacific Standard Time, on February 22, 2005 (the "Expiration Date"). The Company expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving written notice of such extension to holders of the Warrants. Such written notice will include disclosure of the approximate number of Warrants that have been tendered to date and will be sent to Warrant holders no later than 5:00 pm, Pacific Standard Time, on the Expiration Date. There can be no assurance, however, that the Company will exercise its right to extend the Offer. Any tenders of Warrants made pursuant to the Offer may be withdrawn at any time during which the Offer remains open, including during any extension. See Sections 3 and 10.



PARTIAL EXERCISE PERMITTED

         Partial exercise of a holder's Warrants according to these terms will be permitted. ANY WARRANTS NOT EXERCISED DURING THE PERIOD OF THE OFFER SHALL BE EXERCISABLE IN ACCORDANCE WITH THE ORIGINAL TERMS OF SUCH WARRANTS.

PAYMENT UPON EXERCISE

         The exercise price of the Warrants exercised pursuant to the Offer will be payable only by check or immediately available funds and must accompany the Letter of Transmittal.



         THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF WARRANTS BEING TENDERED.

         NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF A WARRANT AS TO WHETHER TO TENDER ALL OR ANY WARRANTS. EACH HOLDER OF A WARRANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER WARRANTS AND, IF SO, HOW MANY WARRANTS TO TENDER.

2.       Procedure for Tendering Warrants
         --------------------------------

         PROPER TENDER OF WARRANTS. To tender Warrants validly pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees, must be received by the Company at its address set forth below and certificates for the Warrants to be tendered must be received by the Company at such address prior to the Expiration Date.

         IN ORDER TO TENDER WARRANTS PURSUANT TO THE OFFER, A HOLDER OF WARRANTS MUST INDICATE IN THE SECTION CAPTIONED "NUMBER OF WARRANTS TENDERED" ON THE LETTER OF TRANSMITTAL THE NUMBER OF WARRANTS BEING TENDERED. FOR A TENDER OF WARRANTS TO BE VALID, A NUMBER OF WARRANTS TENDERED MUST BE INDICATED.

         The method of delivery of Warrants and all required documents is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

         DETERMINATION OF VALIDITY. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Warrants will be determined by the Company, in its sole discretion, and its determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Warrants that it determines are not in proper form or the acceptance for exercise that may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Warrants. Neither the Company nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

         The tender of Warrants pursuant to the procedure described above will constitute a binding agreement between the tendering Warrant holder and the Company upon the terms of the Offer.

         SIGNATURE GUARANTEES. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States which is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of the Warrants tendered therewith and such holder has not completed the box entitled "Special Delivery Instructions" or "Special Issuance Instructions" in the Letter of Transmittal; or (b) such Warrants are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

3.       Withdrawal Rights
         -----------------



         Tenders of Warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. A tendering Warrant holder may also withdraw any Warrants not yet accepted for payment (i.e., the Company has not yet issued shares of Common Stock in connection with the exercise of the tendered Warrants) within forty (40) business days after the commencement of the Offer. Tenders of Warrants may be withdrawn at any time during which the Offer remains open, including during any extension.

         To be effective, a written notice of withdrawal must be timely received by the Company at its main office. Any notice of withdrawal must specify the name of the person who tendered the Warrants to be withdrawn and the number of Warrants to be withdrawn. If the Warrants to be withdrawn have been delivered to the Company, a signed notice of withdrawal must be submitted prior to the release of such Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Warrant holder) and the serial numbers shown on the particular certificates evidencing the Warrants to be withdrawn. Withdrawals may not be rescinded, and Warrants withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Warrants may be retendered by again following one of the procedures described in Section 2 at any time prior to the Expiration Date.

         All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

4.       Acceptance for Payment of Warrants and Issuance of Shares
         ---------------------------------------------------------


         Upon the terms of the Offer, from January 24, 2005 until February 22, 2005 at 9:00 a.m., Pacific Standard Time, the Company will accept for exercise Warrants validly tendered. However, such acceptance will not become official until the Expiration Date (or another date on which the Offer expires in the event the Company extends the Offer). Thereafter, shares of the Common Stock of the Company to be issued upon exercise of such Warrants will be delivered as promptly as practicable. In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt by the Company of certificates for Warrants, a properly completed and duly executed Letter of Transmittal or manually signed photocopy thereof, and a check or immediately available funds in the amount of the purchase price of the shares of Common Stock of the Company being purchased.



         For purposes of the Offer, the Company will be deemed to have accepted for exercise Warrants that are validly tendered and not withdrawn, unless the Company gives written notice to the Warrant Holder of its non-acceptance.

5.       RESTRICTIONS ON TRANSFERABILITY

         Shares of the Common Stock of the Company acquired upon exercise of the Warrants pursuant to the Offer have not been registered pursuant to the Securities Act. Holders exercising their Warrants pursuant to the Offer must acknowledge their understanding that they may not transfer or dispose of such shares of Common Stock unless the securities are registered or an exemption from registration is then available in the opinion of counsel to the Company. Shares of Common Stock acquired upon exercise of the Warrants pursuant to the Offer, when issued, will be "restricted securities" as defined in Rule 144 of the Securities Act and generally may be sold publicly only after a registration statement becomes effective, in reliance upon Rule 144, or in reliance on another applicable exemption from registration requirements of the Securities Act.

The discussion of restrictions on transferability set forth herein is not intended to be comprehensive. Warrant holders should consider consulting with legal counsel concerning the consequences of ownership of restricted securities.

6.       Background and Purpose of the Offer
         -----------------------------------

         The purpose of the Offer is to assist the Company in raising capital by providing holders with an incentive to exercise their Warrants. The Company anticipates that it will use the proceeds from the exercises for general corporate purposes.



            Joseph Stevens & Company, Inc. ("Joseph Stevens"), the placement agent from the Private Placement transaction (described herein), may communicate with Warrant holders who purchased Units in the Private Placement in connection with the offer to exercise Warrants at the reduced exercise price. There is no formal arrangement between the Company and Joseph Stevens and Joseph Stevens will not receive any compensation for such communications. Pursuant to the terms of the Private Placement, Joseph Stevens will receive a cash fee equal to ten percent (10%) of the proceeds received by the Company from the exercise of Warrants issued pursuant to the Private Placement. Joseph Stevens will not receive any fees from the exercise of Warrants issued in October 2004 to certain creditors and note holders of the Company pursuant to the terms of settlement agreements or previously issued convertible promissory notes.

         Except as described herein, there are no present plans or proposals which relate to or would result in: (a) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries; (b) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (c) any change in the present Board of Directors or management of the Company including, but not limited to, any plans or proposals to change the number or the term of directors, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (d) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (e) any other material change in the Company's corporate structure or business; (f) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (g) causing a class of equity security of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (h) a class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act ; or (i) the suspension of the issuer's obligation to file reports pursuant to Section 15(d) of the Act. The exercise of the Warrants resulting from the temporary reduction of the exercise price would trigger the acquisition by such exercising holders of additional shares of the Common Stock of the Company.



         NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES MAKES ANY RECOMMENDATION TO ANY HOLDER OF WARRANTS AS TO WHETHER TO TENDER ALL OR ANY WARRANTS. EACH HOLDER OF WARRANTS MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER WARRANTS AND, IF SO, HOW MANY WARRANTS TO TENDER.

7.       Source and Amount of Funds
         --------------------------

         Due to the fact this transaction is an offer to holders to exercise their existing Warrants, there is no source and total amount of funds or other consideration applicable to the Company. The Company will use existing working capital to pay expenses associated with this transaction.

8.       Transactions and Agreements Concerning Warrants
         -----------------------------------------------



         The following is a description of each agreement, arrangement, or understanding between the Company and the Company's executive officers, directors and controlling persons involving the Company's securities:

o Pursuant to an employment agreement between the Company and Michael Wilhelm, its President and CEO, Mr. Wilhelm is entitled to (i) a quarterly discretionary bonus in the form of stock options, (ii) a quarterly five-year warrant to purchase 8,980 shares of Common Stock at 75% of the fair market value of the stock on the date the warrant is granted, and (iii) at such time as Mr. Wilhelm introduces a financial partner to the Company through which the Company raises at least $1,500,000 in equity or debt financing, he shall be granted a five-year warrant to purchase 500,000 shares of Common Stock. Mr. Wilhelm received the warrant for these 500,000 shares on March 18, 2004, which has a per share exercise price of $0.05.

o Under the Company's 2003 Stock Option, Deferred Stock and Restricted Stock Plan, the Company's Board of Directors is authorized to grant incentive stock options, as defined by Section 422(b) of the Internal Revenue Code, nonstatutory stock options and awards of restricted stock and deferred stock and to sell shares of Common Stock pursuant to the exercise of such stock options for up to an aggregate of 3,600,000 shares. The options will have a term not to exceed ten years from the date of the grant. The Company has not issued any shares of restricted stock, and has not granted any stock options under the 2003 Stock Option, Deferred Stock and Restricted Stock Plan.

o Through December 31, 2003, the Company had granted, prior to the merger with its wholly-owned subsidiary, ImmunRegen BioSciences, Inc., options to purchase 63,212 shares of its Common Stock at a weighted average exercise price of $25.00 per share to certain employees and consultants that are exercisable over various periods through March 2010. These stock options were granted outside of the Company's 2003 Stock Option, Deferred Stock and Restricted Stock Plan.

o The following table reflects the holdings of the Company's securities by each of its executive officers, directors and control persons (as defined by Rule 12b-2 of the Act):

         -------------------------    -----------------    ---------------    -------------
         NAME                           COMMON STOCK         WARRANTS(1)      STOCK OPTIONS
         -------------------------    -----------------    ---------------    -------------
         Michael K. Wilhelm                   2,110,291       1,580,350(2)           0
         President, CEO & Director
         -------------------------    -----------------    ---------------    -------------
         Mark L. Witten                       9,030,138         862,000(3)           0
         Director
         -------------------------    -----------------    ---------------    -------------
         John N. Fermanis                             0               0              0
         CFO
         -------------------------    -----------------    ---------------    -------------
         Theodore E. Staahl                   3,347,960         290,045(4)           0
         Director
         -------------------------    -----------------    ---------------    -------------
         David T. Harris                      6,306,138               0              0
         Control Person
         -------------------------    -----------------    ---------------    -------------

          (1) Messrs. Wilhelm and Witten are the only executive officers, directors and control persons of the Company who hold Warrants that are subject to the Offer (see discussion of the Private Placement, below).

          (2) Warrants with exercise prices ranging from $0.005 to $2.00 per share and expiration dates ranging from December 10, 2008 to October 29, 2009.

          (3) Warrants with exercise prices ranging from $0.125 to $0.50 per share and expiration dates ranging from May 6, 2009 to October 29, 2009.

          (4) Warrants with exercise prices ranging from $0.075 to $1.00 per share and expiration dates ranging from October 7, 2006 to July 27, 2009.

o The persons listed above have also issued and/or received warrants as set forth in the tables below. Each warrant listed below entitles the recipient to acquire shares of Common Stock held by the issuer of the warrant.

WARRANTS RECEIVED BY MICHAEL WILHELM

                NUMBER OF SHARES                           EXERCISE PRICE
ISSUER         UNDERLYING WARRANTS       EXPIRATION DATE     (PER SHARE)
--------------------------------------------------------------------------------
Todd Ficeto         180,000                12/10/2008          $0.30
Mark Witten          40,000                12/10/2006          $0.005
David Harris         40,000                12/10/2006          $0.005
David Harris*     2,000,000                04/18/2005          $0.12
David Harris*     2,000,000                05/19/2005          $0.15
David Harris*     1,000,000                11/19/2005          $0.25
--------------------------------------------------------------------------------

* Issued to Foresight Capital Partners, a company controlled by Michael Wilhelm.

WARRANTS ISSUED BY MICHAEL WILHELM

                 NUMBER OF SHARES                           EXERCISE PRICE
RECIPIENT       UNDERLYING WARRANTS       EXPIRATION DATE     (PER SHARE)
--------------------------------------------------------------------------------
Michelle Laroche      20,000                05/25/2009          $0.50
--------------------------------------------------------------------------------

WARRANTS RECEIVED BY THEODORE STAAHL

                NUMBER OF SHARES                           EXERCISE PRICE
ISSUER         UNDERLYING WARRANTS       EXPIRATION DATE     (PER SHARE)
--------------------------------------------------------------------------------
Mark Witten         17,500                 10/07/2008          $0.005
David Harris        17,500                 10/07/2008          $0.005
--------------------------------------------------------------------------------

WARRANTS ISSUED BY MARK WITTEN

                  NUMBER OF SHARES                            EXERCISE PRICE
RECIPIENT        UNDERLYING WARRANTS       EXPIRATION DATE      (PER SHARE)
--------------------------------------------------------------------------------
Michael Wilhelm        40,000                 12/10/2006          $0.005
Theodore Staahl        17,500                 10/07/2008          $0.005
Steven Moore           12,500                 09/25/2006          $0.005
Steven Moore           25,000                 11/10/2006          $0.005
Daniel Neri            12,500                 09/29/2006          $0.005
Jeffrey Friedman       62,500                 09/23/2006          $0.005
Roger Bouchard          8,000                 11/17/2006          $0.005
Carol Kraft            10,000                 12/12/2006          $0.005
Gerald Witten          15,000                 04/05/2007          $0.005
--------------------------------------------------------------------------------

WARRANTS ISSUED BY DAVID HARRIS

                  NUMBER OF SHARES                             EXERCISE PRICE
RECIPIENT        UNDERLYING WARRANTS        EXPIRATION DATE      (PER SHARE)
--------------------------------------------------------------------------------
Michael Wilhelm         40,000                 12/10/2006          $0.005
Michael Wilhelm*     2,000,000                 04/18/2005          $0.12
Michael Wilhelm*     2,000,000                 05/19/2005          $0.15
Michael Wilhelm*     1,000,000                 11/19/2005          $0.25
Theodore Staahl         17,500                 10/07/2008          $0.005
Steven Moore            12,500                 09/25/2006          $0.005
Steven Moore            25,000                 11/10/2006          $0.005
Daniel Neri             12,500                 09/29/2006          $0.005
Jeffrey Friedman        62,500                 09/23/2006          $0.005
Roger Bouchard           8,000                 11/17/2006          $0.005
Carol Kraft             10,000                 12/12/2006          $0.005
Gerald Witten           15,000                 04/05/2007          $0.005
--------------------------------------------------------------------------------

* Issued to Foresight Capital Partners, a company controlled by Michael Wilhelm.

o Please refer to the discussion below regarding the participation of Messrs. Wilhelm and Witten in the Private Placement and the terms thereof.

         Except as set forth in this Section 8, the officers and directors of the Company are not a party to any transactions, agreements or arrangements with respect to the Warrants.

THE PRIVATE PLACEMENT TRANSACTION

         On October 26, 2004, the Company completed the second closing of a private placement, whereby the Company sold an aggregate of $800,000 worth of units (each a "Unit" and collectively, the "Units") to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended). The Company sold an aggregate of $1,650,000 worth of Units in the initial closing that occurred on October 13, 2004 (the transaction is referred to herein as the "Private Placement").

         Pursuant to the terms of a subscription agreement, each Unit was sold for $10,000 (the "Unit Price") and consisted of the following:

            (1) a number of shares (the "Shares") of Common Stock of the Company, determined by dividing: (i) the Unit Price by (ii) $0.125; and

            (2) a warrant to purchase, at any time prior to the fifth (5th) anniversary following the date of issuance of the Warrant, a number of shares of Common Stock equal to fifty percent (50%) of the number of Shares included within the Unit, at a price equal to fifty cents ($0.50) per share of the Common Stock.

         In consideration of the investment, the Company granted to each investor certain registration rights and anti-dilution rights. Michael K. Wilhelm, the President, Chief Executive Officer of the Company and the Company's wholly-owned subsidiary, ImmuneRegen Biosciences, Inc., and a Director of the Company, was a purchaser of the Units in the Private Placement. Mr. Wilhelm was issued 716,000 Shares and 358,000 Warrants in the Private Placement. Mr. Wilhelm beneficially owns approximately 2.6% of the Warrants outstanding that were issued in the Private Placement and that are subject to the Offer. Mark Witten, a Director of the Company, was also a purchaser of the Units in the Private Placement. Mr. Witten was issued 724,000 Shares and 362,000 Warrants in the Private Placement. Mr. Witten holds approximately 2.6% of the Warrants outstanding that were issued in the Private Placement and that are subject to the Offer.

         Messrs. Wilhelm and Witten do not plan to tender any Warrants pursuant to the Offer.

SETTLEMENT AGREEMENTS

         On October 13, 2004 and October 26, 2004, the Company entered into settlement agreements (the "Settlement Agreements") with certain creditors (collectively, the "Creditors"), whereby for full and complete satisfaction of claims totaling an aggregate of $157,218 (the "Claim Amount"), the Company issued the following:

         (1) a number of shares of Common Stock determined by dividing (i) the Claim Amount by (ii) $0.125 (collectively, the "Claim Shares"); and

         (2) warrants to purchase, at any time prior to the fifth (5th) anniversary following the date of issuance of the Warrant, a number of shares of Common Stock equal to fifty percent (50%) of the number of Claim Shares, at a price equal to fifty cents ($0.50) per share of Common Stock.

CONVERTIBLE PROMISSORY NOTES

         The Company previously issued convertible promissory notes in the aggregate principal amount of $563,500 (collectively, the "Promissory Notes"). Immediately upon the closings of the Private Placement, and in accordance with the terms of the Promissory Notes, the Company issued, for full and complete satisfaction of the Promissory Notes, the following:

            (1) a number of shares of Common Stock determined by dividing (i) the amounts owed under the Promissory Notes by (ii) $0.125 (the "Conversion Shares"); and

            (2) warrants to purchase, at any time prior to the fifth (5th) anniversary following the date of issuance of the Warrant, a number of shares of Common Stock equal to fifty percent (50%) of the number of Conversion Shares, at a price equal to fifty cents ($0.50) per share of Common Stock.

9.       Financial Information Regarding the Company
         -------------------------------------------

         The following is the summary financial information of the Company for
(i) the three and nine month periods ended September 30, 2004, and (ii) for the twelve months ended December 31, 2003 and for the period from the date of inception (October 30,2002) to December 31, 2002.

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET

                                                                   September 30,
                                                                       2004
                                                                    -----------

                                     Assets

Current assets

   Prepaid services and other assets ............................         2,300
                                                                    -----------
     Total current assets .......................................         2,300
Licensed proprietary rights, net ................................         7,552
Furniture and equipment, net ....................................         2,286
                                                                    -----------
Total assets ....................................................   $    12,138
                                                                    ===========

               Liabilities and Deficiency in Stockholders' Equity

Current liabilities

   Cash overdraft ...............................................         5,153
   Current portion of notes payable, net of discount ............   $ 1,044,365
   Accounts payable and accrued liabilities .....................       899,831
                                                                    -----------
     Total current liabilities ..................................     1,949,349

Long-term notes payable, net of discount ........................        31,515
Commitments and Contingencies

Stockholders' deficit Preferred stock, 0.001 par value:
   10,000,000 shares authorized, no shares issued and outstanding            --
   Common stock, $0.001 par value; 100,000,000 shares authorized;
     29,621,776 shares issued and outstanding ...................        29,621
   Additional paid-in capital ...................................     4,555,194
   Deferred compensation ........................................      (597,853)
   Deficit Accumulated during the Development Stage .............    (5,955,688)
                                                                    -----------
   Total stockholder's deficit ..................................    (1,968,726)
                                                                    -----------
     Total liabilities and stockholders' deficit ................   $    12,138
                                                                    ===========

                               BASED ON 29,621,776 SHARES OF     BASED ON WEIGHTED AVERAGE SHARES
                                  COMMON STOCK ISSUED AND         OUTSTANDING OF 22,094,881 FROM
                                        OUTSTANDING                INCEPTION (OCTOBER 30, 2002)
                             --------------------------------    ----------------------------------
Book value per share as of
   September 30, 2004....... $        (0.07)                                 $ (0.09)
                             ================================    ==================================

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             CUMULATIVE FROM
                                                                                                INCEPTION
                                                                                               (OCTOBER 30,
                                   FOR THE THREE MONTHS            FOR THE NINE MONTHS          2002) TO
                                    ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,        SEPTEMBER 30,
                                   2004            2003            2004            2003           2004
                              ------------    ------------    ------------    ------------    ------------
Revenues ..................   $         --    $         --    $         --    $         --    $         --

Operating expenses:
   Selling, general and
   administrative expenses       1,041,152         297,587       3,546,641         666,661       4,940,427
   Merger fees and costs ..             --         350,000              --         350,000         350,000
   Financing cost .........             --          90,000              --          90,000          90,000
                              ------------    ------------    ------------    ------------    ------------

     Total operating
       expenses ...........      1,041,152         737,587       3,546,641       1,106,661       5,380,437
                              ------------    ------------    ------------    ------------    ------------

Operating loss ............     (1,041,152)       (737,587)     (3,546,641)     (1,106,661)     (5,380,437)
   Interest expense .......        (70,612)        (89,020)      (506, 427)       (111,662)       (575,251)
                              ------------    ------------    ------------    ------------    ------------

     Total other expense ..        (70,612)        (89,020)     (506, 427)        (111,662)       (575,251)
                              ------------    ------------    ------------    ------------    ------------

   Loss before income taxes     (1,111,764)       (826,607)     (4,053,068)     (1,218,323)     (5,955,688)
   Provision for income
     taxes ................             --              --              --              --              --

Loss per share from
   continuing operations -
   basic and diluted ......   $      (0.04)   $      (0.04)   $      (0.15)   $      (0.06)   $      (0.27)
                              ============    ============    ============    ============    ============

Net loss ..................   $ (1,111,764)   $   (826,607)   $ (4,053,068)   $ (1,218,323)   $ (5,955,688)
                              ============    ============    ============    ============    ============

Net loss per share - basic
   and diluted ............   $      (0.04)   $      (0.04)   $      (0.15)   $      (0.06)   $      (0.27)
                              ============    ============    ============    ============    ============

Weighted average shares
   outstanding - basic and
   diluted ................     29,040,133      23,379,818      27,129,221      20,604,880      22,094,881
                              ============    ============    ============    ============    ============

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           Consolidated Balance Sheet

                                                                                DECEMBER 31, 2003
                                                                                -----------------
Assets
Current assets:

   Cash and cash equivalents ..................................................   $    10,534
   Prepaid services and other assets ..........................................        35,843
                                                                                  -----------

      Total current assets ....................................................        46,377

      Licensed proprietary rights, net ........................................         8,247
      Capitalized website costs, net ..........................................        11,250
      Furniture and equipment, net ............................................         2,795
                                                                                  -----------

Total assets ..................................................................   $    68,669
                                                                                  ===========
Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable and accrued liabilities ...................................       538,441
      Notes payable to shareholder ............................................        62,171
      Notes payable, net of discount ..........................................       311,805
                                                                                  -----------

        Total current liabilities .............................................       912,417

Commitments and Contingencies
Stockholders' deficit

   Preferred stock, 0.001 par value:  10,000,000 shares authorized,
        no shares issued and outstanding ......................................            --
   Common stock, $0.001 par value;
        100,000,000 shares authorized; 23,431,300 shares issued and outstanding        23,431
   Additional paid-in capital .................................................     1,035,441
   Deficit accumulated during the development stage ...........................    (1,902,620)
                                                                                  -----------

      Total stockholder's deficit .............................................      (843,748)
                                                                                  -----------

Total liabilities and stockholders' deficit ...................................   $    68,669
                                                                                  ===========

                  IR BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  FROM THE DATE     CUMULATIVE FROM
                                                                   FOR THE        OF INCEPTION         INCEPTION
                                                                TWELVE MONTHS     (OCTOBER 30,       (OCTOBER 30,
                                                                ENDED DECEMBER      2002) TO           2002) TO
                                                                   31, 2003     DECEMBER 31, 2002  DECEMBER 31, 2003
                                                                ----------------------------------------------------
Revenues ....................................................   $         --      $         --        $         --
Operating expenses:
   Selling, general and administrative expenses .............      1,348,078            45,718           1,393,796
   Merger fees and costs ....................................        350,000                 0             350,000
   Financing cost ...........................................         90,000                 0              90,000
                                                                ------------      ------------        ------------

     Total operating expenses ...............................      1,788,078            45,718           1,833,796
                                                                ------------      ------------        ------------

Operating loss ..............................................     (1,788,078)          (45,718)         (1,833,796)

   Interest expense .........................................         68,624               200              68,824
                                                                ------------      ------------        ------------

   Loss before income taxes .................................     (1,856,702)          (45,918)         (1,902,620)

   Provision for income taxes ...............................             --                --                  --
                                                                ------------      ------------        ------------

Loss per share from continuing operations - basic and diluted   $      (0.09)     $      (0.01)       $      (0.10)
                                                                ============      ============        ============

Net loss during development stage ...........................   $ (1,856,702)     $    (45,918)       $ (1,902,620)
                                                                ============      ============        ============

Net loss per share - basic and diluted ......................   $      (0.09)     $      (0.01)       $      (0.10)
                                                                ============      ============        ============

Weighted average shares outstanding - basic and diluted .....     21,317,292         4,424,084          18,644,114
                                                                ============      ============        ============

         The Company's audited financial statements for its past three fiscal years are included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (beginning on page F-2). The Company's unaudited financial statements for the three and nine month periods ended September 30, 2004 are included in its Quarterly Report on Form 10-QSB for the period ended September 30, 2004 (beginning on page F-1). The full text of the Annual Report on Form

10-KSB for the fiscal year ended December 31, 2003 and the Quarterly Report on Form 10-QSB for the period ended September 30, 2004, as well as the other documents the Company has filed with the Securities and Exchange Commission (the "Commission"), or will file with the Commission, can be accessed electronically on the Commission's website at HTTP://WWW.SEC.GOV.

10.      Extension of Tender Period; Amendments; No Conditions
         -----------------------------------------------------

         The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the period of time during which the Offer is open by giving written notice of such extension to holders of the Warrants. Such written notice will include disclosure of the approximate number of Warrants that have been tendered to date and will be sent to Warrant holders no later than 5:00 pm, Pacific Standard Time, on the Expiration Date. There can be no assurance, however, that the Company will exercise its right to extend the Offer. Any tenders of Warrants made pursuant to the Offer may be withdrawn at any time during which the Offer remains open, including during any extension. Material changes to information previously provided to holders of the Warrants in this Offer or in documents furnished subsequent thereto will be disseminated to holders of Warrants.

         If the Company materially changes the terms of the Offer or the information concerning the Offer, the Company will extend the Offer to the extent required under applicable law. The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price, change in dealer's soliciting fee or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information.

         There are no conditions to the Offer. The Company is making an absolute commitment to accept for exercise all Warrants validly tendered (and not withdrawn) under any and all circumstances.

11.      Miscellaneous
         -------------

         Shares of the Company's Common Stock issued upon exercise of Warrants tendered pursuant to the Offer are eligible for resale by holders; provided, that such sales by an "affiliate" of the Company, within the meaning of that term as used in Rule 144 of the Securities Act must be in accordance with the provisions of Rule 144 or otherwise exempt from the registration provisions of the Securities Act.

         The following are the executive officers, directors and controlling persons (as defined by Rule 12b-2 of the Act) of the Company:

Name                                         Position
-------------------------------              -----------------------------------
Michael K. Wilhelm                           President, Chief Executive Officer
   11007 N. Ridgeview Ct.,                   and Director
   Fountain Hills, AZ 85268

Name                                         Position
-------------------------------              -----------------------------------
Mark L. Witten, Ph.D.                        Director and Research Scientist
   7032 E. Rosewood St.,
   Tucson, AZ 85710

Theodore E. Staahl, M.D.                     Director
   1329 Spanos Ct, Suite A-1
   Modesto, CA 95355

John N. Fermanis                             Chief Financial Officer
   11375 E. Sahuaro Dr. #2041
   Scottsdale, AZ 85259

David T. Harris                              Control Person
   4110 N. Alveron Way
   Tucson, AZ 85721



         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission. All reports, proxy statements and other documents the Company has filed with the Commission, including the Schedule TO relating to the Offer, or will file with the Commission in the future can be accessed electronically on the Commission's website at HTTP://WWW.SEC.GOV.

                                                Sincerely,


                                                IR Biosciences Holdings, Inc.

                              LETTER OF TRANSMITTAL
                               TO TENDER WARRANTS
                                       OF
                          IR BIOSCIENCES HOLDINGS, INC.
                              PURSUANT TO THE OFFER

                                JANUARY 24, 2005
                                   AS AMENDED
                                FEBRUARY 11, 2005

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
             9:00 A.M., PACIFIC STANDARD TIME, ON FEBRUARY 22, 2005,
                          UNLESS THE OFFER IS EXTENDED.

                        To: IR Biosciences Holdings, Inc.
                        4021 North 75th Street, Suite 201
                            Scottsdale, Arizona 85251

                    Confirmation by telephone: (480) 922-3926

                      DESCRIPTION OF WARRANTS TENDERED AND
                 NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

            (Please Fill in Tendered Certificates Exactly as Name(s)
                          Appear(s) On Certificate(s))
                  (Attach Signed Additional List if Necessary)

                                                             NUMBER OF WARRANTS
CERTIFICATE NUMBER(S)            NUMBER OF WARRANTS               TENDERED*
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

TOTAL WARRANTS TENDERED:

--------------------------------------------------------------------------------

         * If you desire to tender fewer than all Warrants evidenced by and certificates listed above, please indicate in this column the number of Warrants you wish to tender. Otherwise, all Warrants evidenced by such certificates will be deemed to have been tendered.

This Letter of Transmittal is to be used only if certificates for Warrants ("Warrant Certificates") are to be forwarded herewith.

                  PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
               INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:



         The undersigned hereby tenders to IR Biosciences Holdings, Inc., a Delaware corporation (the "Company"), the above described Warrants, pursuant to the Company's Offer, dated January 24, 2005 (the "Offer"), receipt of which is hereby acknowledged and in this Letter of Transmittal (which together constitute the "Offer").

         The Board of Directors of the Company has decreased the exercise price of the Warrants, subject to the terms set forth in the Offer, to $0.20 per share during the term of the Offer.

         Subject to and effective upon acceptance for exercise of the Warrants tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms of such extension or amendment), the undersigned hereby agrees to subscribe for and purchase _______________________ shares of the Common Stock of the Company covered by such Warrant Certificate, and tenders payment herewith in full at the exercise price of $0.20 per share.

         The undersigned hereby represents and warrants to the Company that:

         (a) the undersigned has full power and authority to tender, subscribe for and purchase ________________________ shares of the Common Stock of the Company covered by such Warrant Certificate;

         (b) he or she has good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

         (c) the undersigned understands that shares of Common Stock of the Company acquired upon exercise of the Warrants pursuant to the Offer are not presently registered. The undersigned acknowledges that such shares of Common Stock must be held indefinitely unless subsequently registered under the Securities Act of 1933, as amended (the "Act"), or unless an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of common stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares of common stock being sold during any three-month period not exceeding specified limitations; and

         (d) the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned's acceptance of the terms of the Offer;

         All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned.

         The name(s) and address(es) of the registered holder(s) should be printed below, exactly as they appear on the certificates representing Warrants tendered hereby. The certificate numbers, the number of Warrants represented by such certificates, and the number of Warrants that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

         Unless otherwise indicated under "Special Issuance Instructions," please issue the stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered in the name(s) of, and mail said stock certificates for Shares of the Company's Common Stock purchased hereby and/or return any Warrant Certificates not tendered to, the person(s) at the address so indicated.

     THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF WARRANTS BY THE COMPANY
FOR EXERCISE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN THE UNDERSIGNED AND THE
                      COMPANY UPON THE TERMS OF THE OFFER.



                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                          SPECIAL ISSUANCE INSTRUCTIONS
                        (See Instructions 1, 4, 5, and 6)

            To be completed ONLY if certificates for Shares of the Company's Common Stock purchased hereby and/or any Warrant Certificates not tendered are to be issued in the name of and sent to someone other than the undersigned.

Issue Stock Certificates or return Warrant Certificates to:

Name(s) ____________________________________________________ (please print)

Address(es) ________________________________________________

            ________________________________________________

                          SPECIAL DELIVERY INSTRUCTIONS
                        (See Instructions 1, 4, 5, and 6)

         To be completed ONLY if certificates for Shares of the Common Stock of the Company purchased or any Warrant Certificates not tendered are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.

Mail Certificates to:

Name(s) ____________________________________________________ (please print)

Address(es) ________________________________________________

            ________________________________________________

                                PLEASE SIGN HERE
                    (To be completed by all Warrant Holders)

________________________________________________________________________________
(Signature of Owners)

Dated: ________________________, 2005

Name(s) __________________________________________________________(please print)

Address(es) ______________________________________________________

            ______________________________________________________

Capacity (full title): ___________________________________________

Telephone Number: ________________________________________________

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5)

                            GUARANTEE OF SIGNATURE(S)
                           (See Instructions 1 and 5)

Name of Firm: ________________________________________________________

Authorized Signature: ________________________________________________

Name: ________________________________________________________________

______________________________________________________________________
                                 (please print)

Title: _______________________________________________________________

Address: _____________________________________________________________

         _____________________________________________________________

Area Code and Telephone Number: ______________________________________

Dated: _____________________________________, 2005

                                  INSTRUCTIONS
                     FORMING PART OF THE TERMS OF THE OFFER

1.       GUARANTEE OF SIGNATURE.  No signature guarantee is required if either:

         (a) this Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled "Special Delivery Instructions" or "Special Issuance Instructions"; or



         (b) such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an "Eligible Institution").

         In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.       DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES.

         PROCEDURES. This Letter of Transmittal is to be used only if certificates for Warrants are delivered with it to the Company. Certificates for all physically tendered Warrants, together with a properly completed and duly executed Letter of Transmittal or duly executed and manually signed photocopy of the Letter of Transmittal, should be mailed or delivered to the Company at the appropriate address set forth on the front page of this Letter of Transmittal and must be delivered to the Company on or before the Expiration Date (as defined in the Offer).

         THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR WARRANTS, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering Warrant holders, by execution of this Letter of Transmittal (or a photocopy of it), waive any right to receive any notice of the acceptance of their tender.

3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Warrants Tendered" is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. WARRANTS TENDERED. If fewer than all of the Warrants evidenced by any certificate are to be tendered, fill in the number of Warrants that are to be tendered in the column entitled "Number of Warrants Tendered," in the box captioned "Description of Warrants

         Tendered." In such case, a new certificate for the remainder of the Warrants evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in the "Special Delivery Instructions" or "Special Issuance Instructions" box on this Letter of Transmittal, as soon as practicable after the Expiration Date. Unless otherwise indicated, all Warrants represented by the certificate(s) listed and delivered to the Company will be deemed to have been tendered.



5.       SIGNATURES ON LETTER OF TRANSMITTAL.

         (a) If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with name(s) as written on the face of the certificate(s) without any change whatsoever.

         (b) If the Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

         (c) If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

         (d) When this Letter of Transmittal is signed by the registered holder(s) of the Warrant listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrant or separate stock power(s) are required unless the certificate(s) for Warrants not tendered are to be issued to a person other than the registered holder(s). SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if their certificate(s) for Warrants not tendered are to be issued to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

         (e) If this Letter of Transmittal or any certificate(s) or stock power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.



6. SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS. If certificate(s) for Warrants not tendered and/or certificates for shares purchased upon exercise of a Warrant are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned "Special Issuance Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should

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

         be completed as applicable and signatures must be guaranteed as described in Instruction 1.

7. IRREGULARITIES. All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular Warrants, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.



8. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to, or additional copies of the Offer and this Letter of Transmittal may be obtained from the Company at the address and telephone number set forth below.

                          IR BIOSCIENCES HOLDINGS, INC.
                        4021 NORTH 75TH STREET, SUITE 201
                            SCOTTSDALE, ARIZONA 85251
                                 (480) 922-3926
                             ATTN: JOHN N. FERMANIS



IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO 9:00 A.M., PACIFIC STANDARD TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).

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